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                                                                   EXHIBIT 10.29

November 14, 2000


Mr. Neil Friedman
President of Fisher-Price Brands of Mattel
Mattel, Inc.
333 Continental Boulevard
El Segundo, California  90245-5012

Re:  Amendment to Your Employment Agreement
     --------------------------------------

Dear Neil:

          Pursuant to action taken by Mattel's Compensation Committee on August 16, 2000, this letter agreement constitutes an amendment to your Employment Agreement with Mattel.

          Notwithstanding Section 5.1 and 5.4 of the Supplemental Executive Retirement Plan (the "Plan"), and in lieu of any benefits you would otherwise
receive under those provisions of the SERP, in   the event that your employment
with Mattel is terminated hereafter (i) by Mattel without Cause (as   defined in
your Employment Agreement), or (ii) by you for Good Reason (as defined in your Employment Agreement) or (iii) by you as a result of your retirement after the
age of fifty-five (55), your benefits   under the Plan shall be fully vested and
you shall be entitled to an annual benefit of $300,000 for your lifetime, regardless of your years of service, age, actual compensation or average compensation.

     You hereby agree that you have no intention, other than as a result of physical limitations beyond your control, to retire prior to the age of fifty-eight (58).

          I would appreciate it if you would sign, date and return a copy of this letter agreement to me. As such, it will constitute a written amendment to your Employment Agreement.

                              Sincerely yours,

                              Mattel Inc.,


                              By /s/ Alan Kaye
                                 -------------------------------------
                                 Alan Kaye, Senior Vice President
                                 Human Resources
Agreed to and accepted by:

/s/ Neil Friedman
________________________      Dated: Nov. 15, 2000
Neil Friedman                        -------